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Exhibit 10.32

FIRST AMENDMENT
TO
HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        This First Amendment to the HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") is entered into this 10 day of November 2006.

        WHEREAS, the parties desire to amend the Plan as restated July 1, 2004 to reflect additional changes in the Plan required for compliance with the current interpretation of Section 409A of the Internal Revenue Code and the transitional relief thereunder.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     Effective January 1, 2005, Section 4.5 of the Plan is amended to read as follows:

          4.5    Election To Change Form of Payment.    Prior to January 1, 2008, a Member may change his or her election of the form of payment for a Commencement Date to another form available under Section 4.4 by submitting a written election form to the Plan Administrator; provided such election shall not be effective for a Commencement Date that is less than 12 months from the date the election form was received by the Plan Administrator unless it is received at least 30 days before the Termination Date and the Plan Administrator, in its sole discretion, approves the form of payment selected. Notwithstanding the forgoing, a Member may not change a form of election during 2006 with respect to payments that would otherwise be received in 2006 or to cause payments to be made in 2006, and a Member may not change a form of election during 2007 with respect to payments that would otherwise be received in 2007 or to cause payments to be made in 2007.

          On and after January 1, 2008, a Member may change his or her election of the form of payment to another form available under Section 4.4 by submitting a written election form to the Plan Administrator; provided

            (a)   such election shall not take effect for a Commencement Date that is less than 12 months from the date the election form was received by the Plan Administrator; and

            (b)   if the Commencement Date is based upon a separation from service (other than on account of Disability) then notwithstanding any other provisions of this Plan the payment or payments to which the Member is entitled shall not commence to be paid to the Member until 5 years from the date that the payment or payments would otherwise have commenced if the election to change the form of payment had not been made.

          For purposes of this Section 4.5, it shall not be considered a change in the form of payment to change the form of payment from one of the annuity forms under (b), (c) or (d) of Section 4.4 to another of those annuity forms of payment provided that the change is made before the payment of benefits has commenced and provided further that the two annuities are actuarially equivalent using reasonable actuarial assumptions.

          2.     The provisions of this First Amendment shall supercede the terms of the Plan to the extent those terms are inconsistent with this First Amendment.

        DATED the day and year first above written.

HUNTSMAN INTERNATIONAL LLC
By:	/s/ KIMO ESPLIN Signature
Kimo Esplin Type or print name

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FIRST AMENDMENT TO HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN